EXHIBIT 10.1

                              MANAGEMENT AGREEMENT
                              --------------------

AGREEMENT made this 15th day of March 2005 ("Agreement") by and between EVOLVE ONE, INC., a Delaware corporation ("Evolve"), with offices located at 1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487, and Diversifax INC., a Delaware corporation ("DFAX"), with offices located at 39 Stringham Ave., Valley Stream N.Y., 11581.

WHEREAS, Evolve is a diversified holding company that develops and operates Internet and direct retail marketing companies;

WHEREAS, DFAX operates its business at the above location and has facilities, personnel, equipment, e-commerce, telecommunications and other technology capacities at such location; and

WHEREAS, Evolve desires to expand its business operations and requires a New York facility and presence and is desirous of using the facilities, personnel, equipment and capacities at the above location through a management arrangement with DFAX, and DFAX is willing to provide the same to Evolve for the consideration hereinafter provided;

NOW, THEREFORE, for and in consideration of the mutual agreements expressed herein and other good and valuable consideration, Evolve and DFAX do hereby agree as follows:

1. Recitals. The above recitals are true, correct and herein incorporated by reference.

2. Engagement. Evolve hereby engages DFAX to manage the operations of Evolve in the New York metropolitan area from such a location upon the terms and conditions hereinafter set forth.

3. Facilities and Services. DFAX agrees to provide the following services, facilities and personnel to Evolve:

(a) Use and deployment of approximately 2500 square feet of DEFAX's business premises located at 39 Stringham Ave., Valley Stream N.Y.

(b) The services on a part-time basis of 7 persons currently employed by DFAX for approximately 100 hours per week. In addition Dfax will hire additional personnel at it's own expense.

(c) Equipment, hardware and software of DFAX including, without limitation, Computers, phone system, merchandise handling equipment and security equipment.

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(d) Utilities and overhead. Electrical, housekeeping, sanitation and related services required to function at the above facility;

4. Term. The term of this Agreement shall be for six months from the date hereof. Either party may terminate this Agreement on ten days' written notice prior to the end of the initial term of this Agreement. Thereafter, unless either party objects in writing, this Agreement will be renewed for successive six-month terms on the same terms and conditions unless otherwise agreed to by the parties in writing.

5. Compensation. In consideration for the management services and facilities provided by DFAX to Evolve for the initial six-month term of this Agreement, there shall be issued to DFAX 2,900,000 (two million nine hundred thousand) shares of common stock of Evolve (the "Shares"). Evolve agrees to provide piggyback registration rights with respect to the Shares at the cost and expense of Evolve. In the event the price of the common stock of Evolve on the six-month anniversary date hereof is below $0.15 per share, Evolve shall issue to DFAX additional shares of its common stock so that the Shares provided to DFAX shall be equal in value to $435,000.00. For purposes of evaluating the common stock to be issued by Evolve hereunder, the value shall be determined based on the closing price of Evolve's common stock on the six-month anniversary date of this Agreement. In addition Diversifax shall receive 10% of the total amount of the monies received as a result of their efforts with regard to auctions being completed from accounts they have brought to Evolve one Inc's subsidiary Auctionstore.com. Payment will be made in cash and or stock, according to Diversifax's direction. If in stock, then, the amount of stock will be based on the average price of Evolve One Inc.(EVLO) for the previous 5 days of the month being billed. In the event this management agreement is cancelled by Evolve, the compensation to Dfax, shall not be diminished.

6. Independent Contractor Status. DFAX shall be deemed an independent contractor hereunder, and nothing in this Agreement shall be construed to make DFAX an employee or agent of Evolve or to constitute Evolve and DFAX as joint venturers or partners.

7. Notice. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy to the addresses set forth above.

8. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

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9. Governing Law. This Agreement shall become valid when executed and accepted by each party. The parties agree that it shall be deemed made and entered into in the State of New York and shall be governed and construed under and in accordance with the laws of the State of New York.

10. Entire Agreement. This Agreement constitutes the entire agreement between Evolve and DFAX relating in any manner to the subject matter of this Agreement. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements herein cannot be altered, changed or supplemented except in writing signed by Evolve and DFAX.

11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision, or par thereof, of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration or such provision, s the case may be, and, in its reduced form, such provision shall then be enforceable.

The parties acknowledge that each has read all of the terms of this Agreement and agrees to abide by its terms and conditions.


EVOLVE ONE, INC.

By: /s/ Irwin A. Horowitz
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    Irwin A. Horowitz, President


DIVERSIFAX, INC.

By: /s/ Irwin A. Horowitz
    ---------------------
    Irwin A. Horowitz, President

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